UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 28, 2007

Lithia Motors, Inc. (Exact Name of Registrant as specified in its charter)

Oregon	0-21789	93 - 0572810
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

360 E. Jackson Street
Medford, Oregon 97501
(Address of Principal Executive Office)

Registrant's telephone number including area code 541-776-6868

Not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Item 5.02	(c) Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

     On February 28, 2007, Gerald Taylor notified the Company of his decision to retire from the Board of Directors effective May 10, 2007.

Item 8.01     Other Events.

  M.L. Dick Heimann has been promoted to the position of Vice Chairman. Mr. Heimann has served on the Board since the Company became public in 1996 and served on the Executive Committee since 1970. Mr. Heimann will also continue in full-time day to day operations with a focus on manufacturer relations, legal affairs, compliance, and special projects.

  Mr. Heimann had served as the Chief Operating Officer and Director of the Company since 1970. In 1997 Mr. Heimann was appointed President and COO. In 2006, as part of Lithia’s succession planning, Mr. Bryan DeBoer was appointed President and COO. For the past year Mr. Heimann served as President of Corporate Affairs. He also serves on the company’s Board of Directors. Prior to joining the Company, Mr. Heimann served as a district manager of Chrysler Corporation from 1967 to 1970. Mr. Heimann is a graduate of University of Colorado with a Bachelor of Arts in Language and Pre-med.

Item 9.01	Financial Statements and Exhibits.

	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Exhibits.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIA MOTORS, INC.
(Registrant)

Date:	March 2, 2007	By:	/s/ Kenneth E. Roberts
Kenneth E. Roberts
Assistant Secretary